SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              Form 8-K


           Current Report Pursuant to Section 13 or 15(d) of
                        Securities Act of 1934

Date of Report     December 1, 1995


                        TCBY Enterprises, Inc.
___________________________________________________________
(Exact name of registrant as specified in its charter)


Delaware               1-10046         71-0552115
___________________________________________________________
(State or other        (Commission     (I.R.S. Employer
 jurisdiction of        File Number)    Identification
 incorporation)                         Number)


425 West Capitol Avenue       Little Rock, AR     72201
___________________________________________________________
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number       (501) 688-8229
                                     _____________


___________________________________________________________
(Former name or former address if changed since last report)




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ITEM 5.  OTHER EVENT

                               PRESS RELEASE


FOR IMMEDIATE RELEASE
FRIDAY
DECEMBER 1, 1995

CONTACT PERSON:     STACY DUCKETT
                    Vice President, Corporate Communications
                    (501) 688-8229


              TCBY ANNOUNCES STOCK REPURCHASE, FRANCHISING OF
                COMPANY-OWNED STORES AND OTHER DEVELOPMENTS


Little Rock, AR-December 1, 1995-TCBY ENTERPRISES, INC. (NYSE:TBY) announced that its engagement of Stephens Inc. in June of this year to explore various strategic alternatives with the intent to maximize shareholder value has resulted in a determination by the Board of Directors of the Company to authorize the repurchase from time to time of up to three million shares of its outstanding common stock, franchise Company-owned "TCBY" stores, sell the Carlin Manufacturing company, restructure its organization, and consider alternative methods for the distribution of its retail hard-pack products.

Since announcing the retention of Stephens, the Company's Board of Directors and management have explored various strategic alternatives. As a result of this process, the Board of Directors authorized the repurchase of up to three million shares of its common stock in the open market or in negotiated private transactions.

The Company's plan includes the sale and franchising of most of its 85 Company-owned "TCBY" stores and the sale of Carlin Manufacturing located in Fresno, California. Due to efficiencies available primarily as a result of the franchising of Company-owned stores, the Company will implement an internal restructuring of its organization. This will result in a pre-tax restructuring charge of approximately $1.4 million. As a result of these actions, the Company has concluded the process initiated in June, 1995 of exploring strategic alternatives. No assurance can be given that any of the sales or other initiatives currently planned will be accomplished upon terms favorable to the Company.

The Company will seek to continue the development of its new "TCBY" Treats stores. Currently over 40% of the domestic franchise stores have implemented this new concept. In addition, the Company will also emphasize the development of nontraditional locations with a focus on national petroleum convenience stores. The Company currently has over 1,250 nontraditional locations open. Many of these locations share space with other national food companies such as McDonald's, Taco Bell, Pizza Hut, Burger King, Blimpie, and Subway.

During the fourth quarter, the Company will adopt several new accounting standards recently issued by the Financial Accounting Standards Board. The Company is finalizing the complex calculations associated with these new standards, but estimates that the adoption of these standards will result in pre-tax charges of approximately $26 million, or $0.67 per share after taxes, in fiscal 1995. Management of the Company expects a net loss for fiscal 1995.

"As a result of the process with Stephens Inc., the Company has redefined its market position and growth strategy," said Herren C. Hickingbotham, President and Chief Operating Officer. "We will continue the expansion of the "TCBY" Treats program and pursuit of growth opportunities in the nontraditional segment. The Company expects to add international locations, with agreements for 32 countries. As of today we have over approximately 2,700 locations and we are the world's largest manufacturer-franchisor of frozen yogurt."

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            TCBY Enterprises, Inc.
                            ____________________________
                                  (Registrant)


December 1, 1995            /s/ Gene Whisenhunt
________________            ____________________________
(Date)                              (Signature)
                            Gene Whisenhunt
                            Senior Vice President
                            Chief Accounting Officer